EXHIBIT 32

JOINT CEO/CFO CERTIFICATE REQUIRED PURSUANT TO 18 U.S.C. SECTION 1350 AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Each of the undersigned, the Chief Executive Officer and the Executive Vice President and Chief Financial Officer of Fortune Brands Innovations, Inc. (the “Company”), hereby certifies pursuant to 18 U.S.C. §1350, as adopted pursuant to Section 906 of the Sarbanes Oxley Act of 2002, that the Quarterly Report of the Company on Form 10-Q for the period ended September 28, 2024, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and the results of operations of the Company.

Dated: November 6, 2024

/s/ Nicholas I. Fink
Nicholas I. Fink
Chief Executive Officer

/s/ David V. Barry
David V. Barry
Executive Vice President and
Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to Fortune Brands Innovations, Inc. and will be retained by Fortune Brands Innovations, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.